UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☒	Soliciting Material Pursuant to §240.14a-12

RIGHTNOW TECHNOLOGIES, INC.
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Filed by RightNow Technologies, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: RightNow Technologies, Inc.

Commission File No.: 000-31321

Email from Greg Gianforte to Bozeman Daily Chronicle

From: Gianforte, Greg

Sent: Monday, October 24, 2011 5:57 PM

To: nehli@dailychronicle.com; Stephanie Pressly (spressly@dailychronicle.com)

Subject: Our announcement today

Nick and Stephanie,

You may have seen that we announced this morning we announced that Oracle has agreed to buy RightNow. This combination is very good for our company and the community.

When I started RightNow 14 years ago there was some question as to whether a world-class business could be run from Bozeman. We have proven that the internet truly does remove geography as a constraint in where you locate a business. And now, after we close this transaction, the world’s largest business software company will become Bozeman’s largest commercial employer. I hope this is an inspiration to other Montana based entrepreneurs and our entire community.

Over these 14 years our incredibly talented team has done amazing things. They have built a very successful business and I am incredibly proud of our team and their accomplishments.

This acquisition will help RightNow accelerate our reach through additional distribution capacity, speed solution innovation with more R&D, and help us capitalize on the opportunity our team has worked so hard to create. Together our employees have laid a very solid foundation, and this combination will allow us to continue to build and pursue our mission.

Oracle is committed to maintaining and expanding a strong presence in Bozeman to leverage the very talented team we have assembled here. This morning Oracle executives are in Bozeman meeting our employees to explain why this is a strategic combination for Oracle. Their presence here underscores their commitment to our community.

Until we close, I will not have further comments on the acquisition, but promise to reach out as soon as there is additional information to share.

All the best,

greg

RightNow facts:

•	Founded 14 years ago in Bozeman

•	Is profitably, growing quickly, has loyal customers and a very strong team.

•	Has created over 1,000 jobs, more than half in Bozeman making it Bozeman’s largest commercial employer.

•	Have brought over $1B into the Montana economy. Mostly in wages.

•	Proven that the Internet does remove geographic location as a constraint in where businesses are located.

Oracle facts:

•	Available at www.oracle.com

Why combine with Oracle?

•	RightNow brings unique and complementary advantages to the Oracle Public Cloud

•	Combination creates the most advanced and comprehensive Software-as-a-Service (SaaS) and Platform-as-a-Service (PaaS) offering

•	Together, Oracle and RightNow are expected to deliver comprehensive solutions that enable superior customer experiences

For more information, please visit rightnow.com/oracle.

Greg Gianforte, CEO and Founder

RightNow

Safe Harbor for Forward Looking Statements

This document contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions to the consummation of the proposed Merger; the impact of the announcement or the closing of the Merger on RightNow’s relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate RightNow’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in RightNow’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2011, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this document speak only as of the date hereof. RightNow assumes no obligation to update any forward-looking statement contained in this document.

Additional Information about the Merger and Where to Find It

RightNow plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed Merger. The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by RightNow through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, MT, 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

RightNow and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RightNow in connection with the proposed Merger. Information regarding the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these executive officers and directors is also included in RightNow’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011, and is supplemented by other public filings made, and to be made, with the SEC by RightNow. The proxy statement for the 2011 Annual Meeting of Stockholders and other public filings are available free of charge through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, MT, 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

Filed by RightNow Technologies, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: RightNow Technologies, Inc.

Commission File No.: 000-31321

Bozeman Daily Chronicle

Oracle to buy RightNow for $1.5 billion

Posted: Tuesday, October 25, 2011 12:15 am

Associated Press

Oracle Corp., one of the world’s largest software companies, said Monday that it is buying RightNow Technologies Inc. for about $1.5 billion and plans to keep the company in Bozeman.

It remains unclear exactly how the approximately 500 local employees will be affected. Greg Gianforte, CEO and founder of RightNow, declined the Chronicle’s request for an interview Monday but sent an emailed statement late Monday evening.

Gianforte said in his email that he was proud of his company’s employees for creating a world-class business in Bozeman that attracted the world’s largest enterprise software company to establish operations here.

“When I started RightNow 14 years ago, there was some question as to whether a world-class business could be run from Bozeman,” he wrote. “We have proven that the Internet truly does remove geography as a constraint in where you locate a business.”

Gianforte said in the email that it would be his last comment about the acquisition until the deal is closed.

In a separate statement, Gianforte said he was excited that Oracle will increase investment and create more jobs in Montana.

He added that RightNow would complement the larger company while remaining in and “expanding our presence in Bozeman.”

Frank Kerins, an associate professor in the College of Business at Montana State University, said he thinks the Oracle agreement is good news for Bozeman.

“There’s a likelihood that Oracle’s going to bring new jobs to Bozeman,” Kerins said. “It’s an incredible opportunity.”

It’s also likely to benefit MSU, he said, because RightNow often hires its engineering and business graduates.

RightNow’s board agreed unanimously to the Oracle deal, which is subject to shareholder approval. Oracle expects to complete the deal by late this year or early next. It said it bought the company so it can offer a broader range of software and services that help businesses manage customer service.

Oracle is offering $43 per share for the tech service company from Bozeman. That is a 19.6 percent premium over RightNow’s closing price of $35.96 on Friday.

That means that anyone, including employee shareholders, who owned company stock last week saw a value of their shares increase by nearly 20 percent over the weekend. According to Bloomberg news service, Gianforte’s 20 percent stake in the company is worth about $290 million in the deal.

Oracle has been making a series of acquisitions since 2005, according to the Bloomberg report. It began that year with the purchase of PeopleSoft Inc., a human-resources software maker.

Mark Corcoran, director of individual investor group research for D.A. Davidson, said the RightNow deal is a small acquisition for Oracle, but said it’s important for RightNow because it’s joining a leader that’s well respected and profitable.

“More importantly, it indicates to investors that Oracle is aware it needs to advance its cloud offerings,” Corcoran said.

Gianforte founded RightNow in 1997 and took the company public in 2004 with one of the year’s most successful initial public offerings, according to the RightNow website. Before starting RightNow, Gianforte founded Brightwork, a developer of network management applications, and after eight years sold it to McAfee Associates in 1994.

RightNow’s main product helps companies manage customers’ questions and complaints. It is delivered over the Internet — or “cloud” — rather than by installing software directly on computers. The deal follows Oracle’s acquisition of InQuira to expand its selection of products that help companies keep their customers happy. Terms of that deal, announced in July, were not disclosed.

On Monday, RightNow’s stock rose $6.98, or 19.4 percent, to close at $42.94.

Shares of Oracle, which is based in Redwood Shores, Calif., gained 75 cents, or 2.3 percent, to end at $32.87.

Carly Flandro may be reached at 582-2638 or cflandro@dailychronicle.com.

Safe Harbor for Forward Looking Statements

This document contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions to the consummation of the proposed Merger; the impact of the announcement or the closing of the Merger on RightNow’s relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate RightNow’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in RightNow’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2011, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this document speak only as of the date hereof. RightNow assumes no obligation to update any forward-looking statement contained in this document.

Additional Information about the Merger and Where to Find It

RightNow plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed Merger. The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by RightNow through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, MT, 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

RightNow and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RightNow in connection with the proposed Merger. Information regarding the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these executive officers and directors is also included in RightNow’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011, and is supplemented by other public filings made, and to be made, with the SEC by RightNow. The proxy statement for the 2011 Annual Meeting of Stockholders and other public filings are available free of charge through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, MT, 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.